                                                                     EXHIBIT 4.1
                    SECURITIES PURCHASE AGREEMENT

   THIS AGREEMENT is by and between PERSEPTIVE BIOSYSTEMS, INC. (the "Company"), a Delaware corporation with an office at 500 Old Connecticut Path, Framingham, Massachusetts 01701 U.S.A., and the purchaser whose name and address is set forth on the signature page hereto (the "Purchaser").

   IN CONSIDERATION of the mutual covenants contained in this Agreement and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   SECTION 1.   Authorization of Shares.  The Company has authorized the sale of
                -----------------------
up to a maximum of 3,000,000,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock").

   SECTION 2.   Agreement to Sell and Purchase the Shares.  At the Closing (as
                -----------------------------------------
defined in Section 4, the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page hereof at a purchase price per Share of $7.00.

   The Company represents and warrants that, at the Closing or subsequent closings, the Company may enter into substantially this same form of purchase agreement with certain other investors (the "Other Purchasers"). The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

   SECTION 3.   Payment of Purchase Price.  On or prior to the Closing Date, as
                -------------------------
defined below, the Purchaser will deliver to the Company the full amount of the aggregate purchase price for the Shares purchased hereunder (the "Purchase Price") by check or wire transfer of funds.

   SECTION 4.   The Closing.  The consummation of the transactions contemplated
                -----------
by this Agreement (the "Closing") shall occur on a date (the "Closing Date") not more than thirty (30) days from the date hereof and at such place and time as shall be specified by the Company, of which the Purchasers will be notified in advance by Company. At the Closing, the Company shall deliver to the Purchaser one or more common stock certificates registered in the name of the Purchaser, or, if so indicated on the signature page hereof, in the name of a nominee designated by the Purchaser, representing the number of Shares to be purchased by it.

   SECTION 5.   Representations, Warranties and Covenants of the Company. The
                --------------------------------------------------------
Company hereby represents and warrants to, and covenants with, the Purchaser that, except as disclosed in the Company's Confidential Private Placement Memorandum dated August 1996, including the exhibits thereto and as supplemented from time to time prior to the Closing (the "Memorandum"), distributed in connection with the offer and sale of the Shares:

   SECTION 5.1. Organization.  The Company is duly organized and validly
                ------------
existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company.

   SECTION 5.2. Due Authorization.  The Company has all requisite power and
                -----------------
authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   SECTION 5.3. Non-Contravention.  The execution and delivery of this
                -----------------
Agreement, the issuance and sale of the Shares to be sold by the Company hereunder, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the Amended and Restated Certificate of Incorporation, as amended (the "Charter") or the Amended and Restated By-
Laws, as amended, of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States, other than with respect to "blue sky" laws, is required for the valid issuance and sale of the Shares to be sold pursuant to this Agreement (other than such as have been made or obtained).

   SECTION 5.4. Capitalization.  The capitalization of the Company is as set
                --------------
forth in the Memorandum as of the date indicated therein. The Company has not issued any capital stock since that date other than shares of Common Stock issued upon exercise of outstanding options or warrants. The Shares have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

   SECTION 5.5. Legal Proceedings.  Except as disclosed in the Company's SEC
                -----------------
Filings (as hereinafter defined), there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

   SECTION 5.6. No Violations.  The Company is not in violation of its Charter
                -------------
or By-Laws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, and there exists no condition which, with the passage of time or otherwise, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any indebtedness.

   SECTION 5.7. Governmental Permits, Etc.  The Company has all necessary
                -------------------------
franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Memorandum, the absence of which would have a material adverse effect on the business or operations of the Company.

   SECTION 5.8. Financial Statements.  The financial statements of the Company
                --------------------
and the related notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended, and its Quarterly Reports on Form 10-Q for quarter ended December 31, 1995, March 31, 1996 and June 30, 1996 attached as an exhibit to the Memorandum (collectively, the "SEC Filings"), present fairly the financial position of the Company, as of the dates indicated therein, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified and are true, correct and complete in all respects.

   SECTION 5.9. No Material Adverse Change.  Subsequent to the respective dates
                --------------------------
as of which information is given in the Memorandum, the Company has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its consolidated condition (in each case, financial or other), results of operations, business, prospects, key personnel or capitalization.

   SECTION 5.10.  Placement Memorandum.  The information contained in the
                  --------------------
Memorandum (including the SEC Filings incorporated therein) is true and correct in all material respects; and the Memorandum does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   SECTION 5.11.  Additional Information.  The Company has filed in a timely
                  ----------------------
manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended, its Quarterly Reports on Form 10-Q for the three-month periods ended December 31, 1995, March 31, 1996 and June 30, 1996 and its Proxy Statement for the Annual Meeting of Stockholders held on May 6, 1996; and

       (b) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the Quarterly Report on Form 10-Q for the three-month period ended June 30, 1996 pursuant to the reporting requirements of the Exchange Act.

   SECTION 5.12.   Intellectual Property.  The Company owns all right, title and
                   ---------------------
interest in and to, all of the intellectual property owned and used by it (the "Intellectual Property") free and clear of any liens or encumbrances; in any case in which the Company does not own such Intellectual Property, it has good and valid licenses for the same which are in full force and effect; in either case, the Company has the right to use all Intellectual Property as now used in its business. Except as disclosed in the SEC Filings, no claims have been asserted with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement.

   SECTION 5.13.  Default on Contracts.  (a) The Company is not in violation of,
                  --------------------
or (with or without notice or the passage of time or both) in default under, any term or provision of any contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise certificate, option, warrant, right or other instrument, undertaking, document or written agreement and any oral obligation, right or agreement of any kind and nature whatsoever (hereinafter collectively referred to as "Contracts") to which the Company is a party or by or to which the Company or its assets or properties may be bound or affected or subject, which violation or default might reasonably be expected to have a material adverse effect on the Company or its business, condition (financial or otherwise), operations, assets, properties or prospects of any of them. The Company is not aware of any fact, circumstance or event which reasonably can be expected in the future to cause a violation or default as described in the preceding sentence.

       (b) To the best knowledge of the Company, no party to any Contract material to the business, condition (financial or otherwise), operations, assets, properties or prospects of the

Company is in violation or default thereunder, which violation or default might reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, assets, properties or prospects of the Company, and there exists no fact, circumstance or event, including the transactions contemplated by this Agreement, which reasonably can be expected in the future to cause any such party to be in any such violation or default, or which reasonably can be expected in the future to permit any such party to terminate any such Contract, which termination might reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, assets, properties or prospects of the Company.

   SECTION 5.14.  Listing.  The Company shall use its best efforts to comply
                  -------
with all requirements of the National Association of Securities Dealers, Inc. (the "NASD") and The Nasdaq Stock Market, Inc. with respect to the issuance of the Shares and the listing of the Shares on the Nasdaq National Market.

   SECTION 6.   Representations, Warranties and Covenants of the Purchaser.
                ----------------------------------------------------------

          (a) The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date, that: (i) the Purchaser is an "accredited investor" as defined in the Memorandum; (ii) the Purchaser is acquiring the number of Shares set forth below for its own account for investment and with no present intention of distributing any of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to an effective registration statement registering the Shares for resale or to be indemnified pursuant to the provisions hereof); (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder; (iv) the Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares; (v) the Purchaser has completed or caused to be completed the Questionnaire which is a part hereof and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof and will be true and correct as of the effective date of the registration statement referred to in Section 9.1; (vi) the Purchaser will notify the Company immediately of any change in any of such information until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep such registration statements effective pursuant to Sections 9.1(c); and (vii) the Purchaser has, in connection with its decision to purchase Shares, relied solely upon the documents described in
Section 5.10 and Section 5.11 and the representations and warranties of the Company contained herein.

          (b) The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering material in connection with the issue of the Shares, in any country or jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

          (c) The Purchaser agrees not to make any sale of the Shares, pursuant to the registration statement referred to in Section 9.1 without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. The Company agrees to use its best efforts to cause such amended registration statement to be declared effective and/or to deliver such amended or supplemented prospectus as soon as possible. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus.

          (d) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser herein may be legally unenforceable.

   SECTION 7.   Survival of Representations, Warranties and Agreements.
                ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

   SECTION 8.   Conditions to Closing.
                ---------------------

          (a) The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction by the Company of each of the following conditions on or before the Closing Date, any one or more of which may be waived by the Purchaser:

          (i) The representations and warranties of the Company set forth in this Agreement delivered to the Purchaser by or on behalf of the Company shall be true and correct as if made on the Closing Date.

          (ii) Each of the covenants, agreements and conditions to be performed and satisfied by the Company pursuant to this Agreement at or prior to Closing shall have been duly performed and satisfied.

          (b) The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction by the Purchaser of each of the following conditions on or before the Closing Date, any one or more of which may be waived by the Company:

          (i) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as if made on the Closing Date.

          (ii) Each of the covenants, agreements and conditions to be performed and satisfied by the Purchaser pursuant to this Agreement at or prior to Closing shall have been duly performed and satisfied.

                  (iii) The Purchaser shall have paid the Purchase Price in accordance with Section 3.

   SECTION 9.   Registration of the Shares; Compliance with the Securities Act.
                --------------------------------------------------------------

       9.1. Registration Procedures and Expenses.  The Company shall:
            ------------------------------------

       (a) prepare and file with the SEC a registration statement (the "Registration Statement") covering the resale of the Shares by the Purchasers from time to time on the Nasdaq National Market, or on such securities market or system on which the Company's Common Stock shall then be publicly traded, or in privately negotiated transactions, no later than 60 days following the Closing Date;

       (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective as soon as possible thereafter;

       (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act until the later of such time as all of the Shares have been sold pursuant thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such shares are no longer required to be registered for the unrestricted sale thereof by the Purchasers;

       (d) furnish to the Purchaser such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares held by the Purchaser, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

       (e) file documents required of the Company for normal blue sky clearance in all states, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

       (f)  bear all expenses in connection with the procedures in paragraphs
            (a) through (c) of this Section 9.1, other than brokerage commissions or placement agent fees and fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers with respect to the registration and resale of the Shares; and

       (g) prepare and file additional listing applications for the Shares on the Nasdaq National Market.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

   SECTION 9.2. Transfer of Shares After Registration.  The Purchaser agrees
                -------------------------------------
that it will not effect any disposition of the Shares, that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statements referred to in Section 9.1 or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

   SECTION 9.3. Indemnification.  For the purpose of this Section 9.3:
                ---------------

            (a) the term "Selling Shareholder" shall mean any person or entity selling Shares pursuant to the Registration Statement, and any affiliate thereof;

            (b) the term "Registration Statement" shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and

            (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, or arise out of any failure by the Company to fulfill any undertaking included herein or in the Registration Statement, and the Company promptly will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained herein; provided further, that the indemnification contained in this Section 9.3 with respect to any prospectus after it has been amended or supplemented, shall not inure to the benefit of any Selling Shareholder (or any person controlling such Selling Shareholder) from whom the person asserting such loss, claim, damage, or liability shall have purchased Shares, that are the subject thereof if, after copies thereof have been delivered by the Company to such Selling Shareholder, such Selling Shareholder shall have failed to send or give a copy of the prospectus as then amended or supplemented, as the case may be, to such person at or prior to the confirmation of such sale of such Shares, to such person, and, if such loss, claim, damage or liability would not have arisen but for the failure of such Selling Shareholder to deliver the same.

       The Purchaser agrees to indemnify and hold harmless the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Purchaser to comply with its covenants and agreements contained herein, or any untrue statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser promptly will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

       Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In the event that the indemnifying party shall have assumed the defense of such action, such indemnifying party shall not enter into any compromise or settlement without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, delayed or denied.

   SECTION 9.4. Termination of Conditions and Obligations.  The restrictions
                -----------------------------------------
imposed by Section 6 or Section 9.2 upon the transferability of the Shares shall cease and terminate as to any particular Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such restrictions are not necessary in order to comply with the Securities Act.

   SECTION 9.5. Information Available.  So long as the Registration Statement is
                ---------------------
effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser upon request:

       (a)  any document filed by the Company with the SEC;

       (b) upon the reasonable request of the Purchaser, any other information concerning the Company that is generally available to the public; and

       (c) an adequate number of copies of the prospectuses relating to the resale of the Shares to supply to any party requiring such prospectuses.


   SECTION 10.  Notices.  All notices, requests, consents and other
                -------
communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, postage prepaid, and shall be deemed given when so mailed:

            (a) if to the Company to:

                    PerSeptive Biosystems, Inc.
                    500 Old Connecticut Path
                    Framingham, MA 01701
                    Attention: Chief Executive Officer

          (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

   SECTION 11.  Termination.
                -----------

          (a) By the Purchaser.  The Purchaser may terminate this Agreement
              ----------------
immediately, if at any time prior to the Closing, the Company shall cease conducting business in the normal course; become insolvent or become unable to meet its obligations as they become due; make a general assignment for the benefit of creditors; petition, apply for, suffer or permit with or without its consent the appointment of custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; avail itself or become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolutions or liquidation.

            (b) By the Company.  The Company may terminate this Agreement at any
                --------------
time prior to the Closing.

   SECTION 12.  Changes.  Any term of the Agreements may be amended or
                -------
compliance therewith waived with the written consent of the Company and the holders of a majority of the Shares purchased pursuant to the Agreements.

   SECTION 13.  Headings.  The headings of the various sections of this
                --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

   SECTION 14.  Severability.  In case any provision contained in this
                ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

   SECTION 15.  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the internal laws of the Commonwealth of Massachusetts and United States federal law.

   SECTION 16.  Counterparts.  This Agreement may be executed in two or
                ------------
more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

   IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the following date.

Dated: August 16, 1996

                            PERSEPTIVE BIOSYSTEMS, INC.

                        By:
                           --------------------------------
                           Title:

          [Purchaser Signature Page Continues on the Following Page]

                  PURCHASER SIGNATURE PAGE AND QUESTIONNAIRE
                  ------------------------------------------

   The undersigned Purchaser hereby executes the Securities Purchase Agreement with PerSeptive Biosystems, Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

No. of Shares to be                   ______________________________
Purchased:_______________             Name of Purchaser   [PLEASE
                                      PRINT OR TYPE]

Aggregate Purchase                    By:___________________________
Price  $_________________                      [SIGN HERE]
                                      Title:________________________

Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933.

Name in which Shares are to be
registered:                           ______________________________

Address of registered holder:         ______________________________

                                      ______________________________

Social Security or Tax ID Number:     ______________________________

Contact name and telephone number
regarding settlement and              ______________________________
registration:                             Name
                                      ______________________________
                                          Telephone Number

Number of shares of common stock of the Company beneficially owned (meaning shares owned or controlled or which the Purchaser has the right to acquire or vote) by the Purchaser, other than the Shares being purchased pursuant hereto:____________________

Have you or your organization had any position, office or other material
relationship with the Company within the past three years?       _____ Yes
_____ No

Do you or your organization have any direct or indirect affiliation or
association with any NASD member?                _____ Yes    _____ No

If "Yes" to either of the last two questions, please indicate the nature of any such relationships below: